UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2013, Oxygen Biotherapeutics, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of the Company’s common stock at a ratio of twenty-to-one (the “Reverse Stock Split”) with the Secretary of State of the State of Delaware.  The Amendment did not change the number of authorized shares, or the par value, of the Company’s common stock.  The Amendment provides that the Reverse Stock Split became effective on May 10, 2013, at which time every twenty shares of the Company’s issued and outstanding common stock were automatically combined into one issued and outstanding share of the Company’s common stock.

The Amendment was approved by the stockholders of the Company at a special meeting of stockholders held on April 26, 2013, with the ratio of the Reverse Stock Split to be not less than ten-to-one and not more than fifty-to-one, as determined by the Company’s Board of Directors.  The Company’s Board of Directors approved the Amendment with the twenty-to-one ratio on the same date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01	Other Events.

On May 10, 2013, the Company issued a press release regarding the Reverse Stock Split described above under Item 5.03 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Oxygen Biotherapeutics, Inc.
99.1	Press Release dated May 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013	Oxygen Biotherapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Oxygen Biotherapeutics, Inc.
99.1	Press Release dated May 10, 2013